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                                                                     EXHIBIT 5.1

       [Letterhead of Otten, Johnson, Robinson, Neff & Ragonetti, P.C.]

                               November 30, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  Koala Corporation
               Form SB-2 Registration Statement
               File No. 333-61551
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Ladies and Gentlemen:

     We have acted as counsel for Koala Corporation, a Colorado corporation (the "Company"). In such capacity, we have examined the above-referenced Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Registration Statement"), which the Company has filed covering the sale of 1,380,000 shares of the Company's common stock (the "Shares"). Capitalized terms used and not defined herein shall have the meanings given to them in the Registration Statement.

     In addition to the Registration Statement, we have examined the Company's articles of incorporation and by-laws and the record of its corporate proceedings and have made such other investigation and reviewed such other documents as we have deemed necessary in order to express the opinions set forth below.

     Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

     2. The Shares have been duly and validly authorized and upon payment therefor in accordance with the Underwriting Agreement will constitute duly and validly issued and outstanding and fully paid and non-assessable shares of the Company.

     We render the foregoing opinions as members of the Bar of the State of Colorado and express no opinion as to laws other than the laws of the State of Colorado and the federal laws of the United States of America.
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     We hereby consent to the use of our name beneath the caption "Legal
Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.

                            /s/ OTTEN, JOHNSON, ROBINSON, NEFF & RAGONETTI, P.C.

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